Exhibit 99.1

STRYKER OPERATING RESULTS FOR

QUARTER ENDED SEPTEMBER 30, 2007

 Kalamazoo, Michigan -- October 17, 2007 -- Stryker Corporation (NYSE:SYK) reported operating results for the quarter ended September 30, 2007 as follows:

Third Quarter Highlights

•	Net sales increased 18.0% (15.7% constant currency) to $1,453 million
•	Orthopaedic Implant sales increased 15.4% (12.6% constant currency)
•	MedSurg Equipment sales increased 22.0% (20.3% constant currency)
•	Net earnings from continuing operations increased 22.3% from $187 million to $229 million and net earnings increased 21.4% from $188 million to $229 million
•	Diluted net earnings per share from continuing operations increased 22.2% from $.45 to $.55 and diluted net earnings per share increased 19.6% from $.46 to $.55

"Our unique set of businesses and a strong focus on execution helped us deliver another excellent quarter," commented Stephen P. MacMillan, President and Chief Executive Officer. "Domestic sales were particularly strong, with Orthopaedic Implants growing 16% and MedSurg up 20%, while international sales growth accelerated to 11% operationally."

Net sales were $1,453.2 million for the third quarter of 2007, representing an 18.0% increase over net sales of $1,231.1 million for the third quarter of 2006, and were $4,342.4 million for the first nine months of 2007, representing a 15.9% increase over net sales of $3,746.8 million for the first nine months of 2006.  On a constant currency basis, net sales increased 15.7% for the third quarter and 13.9% for the first nine months.

Net earnings from continuing operations for the third quarter of 2007 were $228.7 million, representing a 22.3% increase over net earnings from continuing operations of $187.0 million for the third quarter of 2006.  Diluted net earnings per share from continuing operations for the third quarter of 2007 increased 22.2% to $.55 compared to $.45 for the third quarter of 2006.

Net earnings from continuing operations for the first nine months of 2007 were reduced by a $12.7 million intangible asset impairment charge (net of $7.1 million income tax benefit) to write off patents associated with intervertebral body fusion cage products recorded in the second quarter.  Net earnings from continuing operations for the first nine months of 2006 were reduced by a $52.7 million charge to write off purchased in-process research and development associated with the first quarter 2006 acquisition of Sightline Technologies, Ltd. (Sightline).

Excluding the impact of the $12.7 million intangible asset impairment recorded in the second quarter of 2007 and the $52.7 million charge to write off purchased in-process research and development in the first quarter of 2006, adjusted net earnings from continuing operations for the first nine months of 2007 of $723.3 million increased 21.1% over adjusted net earnings from continuing operations of $597.4 million for the first nine months of 2006 and adjusted diluted net earnings per share from continuing operations for the first nine months of 2007 of $1.74 increased by 20.0% over adjusted diluted net earnings per share from continuing operations of $1.45 for the first nine months of 2006.

Net earnings from continuing operations for the first nine months of 2007 were $710.6 million, representing a 30.5% increase over net earnings from continuing operations of $544.7 million for the first nine months of 2006.  Diluted net earnings per share from continuing operations for the first nine months of 2007 increased 28.8% to $1.70 compared to $1.32 for the first nine months of 2006.

During the second quarter of 2007, the Company sold its outpatient physical therapy business. This sale resulted in a second quarter 2007 gain of $25.7 million (net of income taxes), or $.06 per diluted share.  Net earnings from discontinued operations for the third quarter of 2006 were $1.4 million. Net earnings from discontinued operations for the first nine months of 2007 were $5.0 million compared to net earnings from discontinued operations of $5.1 million for the first nine months of 2006.

Net earnings for the third quarter of 2007 were $228.7 million, representing a 21.4% increase over net earnings of $188.4 million for the third quarter of 2006.  Diluted net earnings per share for the third quarter of 2007 increased 19.6% to $.55 compared to $.46 for the third quarter of 2006.  Net earnings for the first nine months of 2007 were $741.3 million, representing a 34.8% increase over net earnings of $549.8 million for the first nine months of 2006.  Diluted net earnings per share for the first nine months of 2007 increased 32.8% to $1.78 compared to $1.34 for the first nine months of 2006.

Sales Analysis

Domestic sales were $946.0 million for the third quarter and $2,795.7 million for the first nine months of 2007, representing increases of 18.0% and 16.5%, respectively, as a result of higher shipments of Orthopaedic Implants and MedSurg Equipment.

International sales were $507.2 million for the third quarter and $1,546.7 million for the first nine months of 2007, representing increases of 18.0% and 14.9%, respectively, as a result of higher shipments of Orthopaedic Implants and MedSurg Equipment.  The impact of foreign currency comparisons to the dollar value of international sales was favorable by $28.8 million in the third quarter and by $75.6 million in the first nine months of 2007.  On a constant currency basis, international sales increased 11.3% in the third quarter and 9.2% in the first nine months of 2007.

Worldwide sales of Orthopaedic Implants were $855.9 million for the third quarter and $2,599.2 million for the first nine months of 2007, representing increases of 15.4% and 14.2%, respectively based on higher shipments of reconstructive (hip, knee and shoulder), trauma, spinal and craniomaxillofacial implant systems; bone cement; and the bone growth factor OP-1.  On a constant currency basis, sales of Orthopaedic Implants increased 12.6% in the third quarter and 11.8% in the first nine months of 2007.

Worldwide sales of MedSurg Equipment were $597.3 million for the third quarter and $1,743.2 million for the first nine months of 2007, representing increases of 22.0% and 18.5%, respectively based on higher shipments of surgical equipment; surgical navigation systems; endoscopic, communications and digital imaging systems; as well as patient handling and emergency medical equipment.  On a constant currency basis, sales of MedSurg Equipment increased 20.3% in the third quarter and 17.1% in the first nine months of 2007.

Income Taxes

The Company's effective income tax rates on earnings from continuing operations for the third quarter and first nine months of 2007 were 28.1% and 27.9%, respectively, as compared to effective income tax rates on such earnings for the third quarter, first nine months and year ended December 31, 2006 of 28.1%, 30.0% and 29.5%, respectively.  The effective income tax rate for the first nine months of 2007 reflects the impact of the intangible asset impairment charge of $12.7 million (net of $7.1 million income tax benefit).  The effective income tax rates for the first nine months and year ended December 31, 2006 reflect the impact of the non-deductibility for income tax purposes of the purchased in-process research and development charge associated with the acquisition of Sightline.

Outlook for 2007

The Company's outlook for 2007 continues to be optimistic regarding underlying growth rates in orthopaedic procedures and sales growth rates in the Company's broadly based range of products in orthopaedics and other medical specialties, despite the potential for continued pricing pressure in certain markets.  The Company projects that adjusted diluted net earnings per share from continuing operations for 2007 will approximate $2.40, an increase of 20% over adjusted diluted net earnings per share from continuing operations of $2.00 in 2006.  The latest financial forecast for 2007 includes a constant currency net sales increase in the range of 13.0% to 13.5%, up from the previous forecast of 12% to 13% growth, as a result of growth in shipments of Orthopaedic Implants and MedSurg Equipment.  If foreign currency exchange rates hold near current levels, the Company anticipates a favorable impact on net sales of approximately 2.5% to 3.0% in the fourth quarter of 2007 and a favorable impact on net sales of approximately 2.1% to 2.3% for the full year of 2007.

Conference Call

As previously announced, the Company will conduct a conference call for financial analysts at 4:30 p.m., Eastern Time, today.  To participate in the conference call dial 800-510-9661 (domestic) or 617-614-3452 (international) and enter the participant passcode 62427332. A simultaneous webcast of the call will be accessible via the company web site at http://www.stryker.com.  The call will be archived on this site for 90 days.

A recording of the call will also be available from 6:30 p.m., Eastern Time today, until 6:30 p.m. on Friday, October 19, 2007. To hear this recording you may dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the passcode 14491862.

Forward-Looking Statements

This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from those expressed or implied in such statements.  Such factors include, but are not limited to: pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for the Company's products; regulatory actions; unanticipated issues arising in connection with clinical studies and eventual United States Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; changes in economic conditions that adversely affect the level of demand for the Company's products; changes in foreign exchange markets; changes in financial markets; and changes in the competitive environment.  Additional information concerning these and other factors are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Stryker Corporation is one of the world's leading medical technology companies with the most broadly based range of products in orthopaedics and a significant presence in other medical specialties.  Stryker works with respected medical professionals to help people lead more active and more satisfying lives.  The Company's products include implants used in joint replacement, trauma, craniomaxillofacial and spinal surgeries; biologics; surgical, neurologic, ear, nose & throat and interventional pain equipment; and endoscopic, surgical navigation, communications and digital imaging systems; as well as patient handling and emergency medical equipment.  For more information about Stryker, please visit the company web site at http://www.stryker.com.

STRYKER CORPORATION
For the Three Month and Nine Month Periods Ended September 30, 2007
(Unaudited - In Millions Except Per Share Amounts)

	Third Quarter			Nine Months
CONDENSED STATEMENTS OF EARNINGS	2007	2006	% Change	2007	2006	% Change

Net sales	$1,453.2	$1,231.1	18.0	$4,342.4	$3,746.8	15.9
Cost of sales	457.0	384.8	18.8	1,340.7	1,172.1	14.4

GROSS PROFIT	996.2	846.3	17.7	3,001.7	2,574.7	16.6
% of Sales	68.6	68.7		69.1	68.7

Research, development and
engineering expenses	96.8	80.4	20.4	273.5	233.4	17.2
Selling, general and
administrative expenses	582.9	502.8	15.9	1,732.6	1,497.5	15.7
Intangibles amortization	9.2	11.0	(16.4)	31.4	31.3	0.3
Intangible asset impairment	-	-	--	19.8	-	--
Purchased in-process research and development	-	-	--	-	52.7	(100.0)

	688.9	594.2	15.9	2,057.3	1,814.9	13.4

OPERATING INCOME	307.3	252.1	21.9	944.4	759.8	24.3
% of Sales	21.1	20.5		21.7	20.3

Other income (expense)	10.6	8.1	30.9	41.7	18.4	126.6

EARNINGS BEFORE INCOME TAXES	317.9	260.2	22.2	986.1	778.2	26.7

Income taxes	89.2	73.2	21.9	275.5	233.5	18.0

NET EARNINGS FROM CONTINUING
OPERATIONS	228.7	187.0	22.3	710.6	544.7	30.5

Net earnings from discontinued operations	-	1.4	(100.0)	5.0	5.1	(2.0)
Net gain on sale of discontinued operations	-	-	--	25.7	-	--

NET EARNINGS	$228.7	$188.4	21.4	$741.3	$549.8	34.8

Basic net earnings per share
Net earnings from continuing operations	$0.56	$0.46	21.7	$1.74	$1.34	29.9
Net earnings from discontinued operations	$ -	$ -	--	$0.01	$0.01	--
Net gain on sale of discontinued operations	$ -	$ -	--	$0.06	$ -	--
Basic net earnings per share	$0.56	$0.46	21.7	$1.81	$1.35	34.1

Diluted net earnings per share
Net earnings from continuing operations	$0.55	$0.45	22.2	$1.70	$1.32	28.8
Net earnings from discontinued operations	$ -	$ -	--	$0.01	$0.01	--
Net gain on sale of discontinued operations	$ -	$ -	--	$0.06	$ -	--
Diluted net earnings per share	$0.55	$0.46	19.6	$1.78	$1.34	32.8

Average Shares Outstanding
Basic	410.0	406.7		409.3	406.2
Diluted	417.5	411.6		416.8	411.2

RECONCILIATION OF REPORTED NET EARNINGS FROM CONTINUING OPERATIONS TO ADJUSTED NET EARNINGS
FROM CONTINUING OPERATIONS

	Nine Months
	2007	2006	% Change
NET EARNINGS FROM CONTINUING OPERATIONS
Reported net earnings from continuing operations	$710.6	$544.7	30.5
Intangible asset impairment	12.7	-	--
Purchased in-process research and development	-	52.7	(100.0)
Adjusted net earnings from continuing operations	$723.3	$597.4	21.1

DILUTED NET EARNINGS PER SHARE FROM CONTINUING OPERATIONS
Reported diluted net earnings per share from continuing operations	$1.70	$1.32	28.8
Intangible asset impairment	$0.03	$ -	--
Purchased in-process research and development	$ -	$0.13	(100.0)
Adjusted diluted net earnings per share from continuing operations	$1.74	$1.45	20.0

STRYKER CORPORATION
For the Three Month and Nine Month Periods Ended September 30, 2007
(Unaudited - In Millions)

	Third Quarter				Nine Months
			% Change				% Change
				Constant				Constant
CONDENSED SALES ANALYSIS	2007	2006	Reported	Currency	2007	2006	Reported	Currency

Domestic	$946.0	$801.4	18.0	18.0	$2,795.7	$2,400.2	16.5	16.5
International	507.2	429.7	18.0	11.3	1,546.7	1,346.6	14.9	9.2

NET SALES	$1,453.2	$1,231.1	18.0	15.7	$4,342.4	$3,746.8	15.9	13.9

Orthopaedic Implants	$855.9	$741.6	15.4	12.6	$2,599.2	$2,276.3	14.2	11.8
MedSurg Equipment	597.3	489.5	22.0	20.3	1,743.2	1,470.5	18.5	17.1

NET SALES	$1,453.2	$1,231.1	18.0	15.7	$4,342.4	$3,746.8	15.9	13.9

	Third Quarter
	% Change
	Domestic	International		Total
			Constant		Constant
SUPPLEMENTAL SALES GROWTH ANALYSIS	Reported	Reported	Currency	Reported	Currency

Orthopaedic Implants sales:
Hips	6	13	6	9	6
Knees	14	19	12	16	13
Trauma	29	14	8	19	16
Spine	31	9	4	24	22
Craniomaxillofacial	24	15	9	20	18
Total Orthopaedic Implants	16	15	8	15	13

MedSurg Equipment sales:
Surgical equipment and surgical navigation systems	22	23	16	22	20
Endoscopic, communications and digital imaging systems	21	44	35	26	24
Patient handling and emergency medical equipment	17	9	4	16	15
Total MedSurg Equipment	20	28	20	22	20

	Nine Months
	% Change
	Domestic	International		Total
			Constant		Constant
	Reported	Reported	Currency	Reported	Currency

Orthopaedic Implants sales:
Hips	5	11	5	8	5
Knees	16	16	10	16	13
Trauma	31	10	5	18	15
Spine	28	16	11	24	22
Craniomaxillofacial	25	11	6	19	17
Total Orthopaedic Implants	16	12	7	14	12

MedSurg Equipment sales:
Surgical equipment and surgical navigation systems	18	23	17	19	17
Endoscopic, communications and digital imaging systems	18	31	24	21	20
Patient handling and emergency medical equipment	15	5	3	14	13
Total MedSurg Equipment	17	22	16	19	17

STRYKER CORPORATION
(Unaudited - In Millions)

	September 30	December 31
CONDENSED BALANCE SHEETS	2007	2006

ASSETS

Cash and cash equivalents	$170.9	$416.6

Marketable securities	1,902.5	998.2

Accounts receivable (net)	954.3	867.2

Inventories	785.1	677.6

Other current assets	626.3	574.7

TOTAL CURRENT ASSETS	4,439.1	3,534.3

Property, Plant and Equipment (net)	957.4	914.9

Goodwill and Other Intangibles (net)	922.0	914.8

Other Assets	540.2	509.8

TOTAL ASSETS	$6,858.7	$5,873.8

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities	$1,087.1	$1,351.5

Other Liabilities	610.3	331.3

Shareholders' Equity	5,161.3	4,191.0

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$6,858.7	$5,873.8

STRYKER CORPORATION
For the Three Month and Nine Month Periods Ended September 30, 2007
(Unaudited - In Millions)

	Third Quarter		Nine Months
CONDENSED STATEMENTS OF CASH FLOWS	2007	2006	2007	2006

OPERATING ACTIVITIES

Net earnings from continuing operations	$228.7	$187.0	$710.6	$544.7

Depreciation	36.0	29.7	100.7	85.5

Amortization	57.7	53.3	170.4	153.2

Intangible asset impairment	-	-	19.8	-

Gain on sale of discontinued operations	-	-	(40.7)	-

Purchased in-process research and development	-	-	-	52.7

Changes in working capital and other	(25.2)	10.4	(300.0)	(339.2)

NET CASH PROVIDED BY OPERATING ACTIVITIES	297.2	280.4	660.8	496.9

INVESTING ACTIVITIES

Acquisitions, net of cash acquired	(8.7)	(10.6)	(46.3)	(86.8)

Proceeds from sale of discontinued operations	-	-	144.7	-

Purchases of marketable securities, net	(263.2)	(165.5)	(872.3)	(338.2)

Purchases of property, plant and equipment	(42.8)	(47.6)	(122.7)	(146.6)

Proceeds from sales of property, plant and equipment	0.1	-	0.4	0.2

Other	-	(1.0)	(1.6)	(9.3)

NET CASH USED IN INVESTING ACTIVITIES	(314.6)	(224.7)	(897.8)	(580.7)

FINANCING ACTIVITIES

Borrowings (repayments) of debt, net	(0.6)	1.0	1.7	(225.8)

Dividends paid	-	-	(89.7)	(44.6)

Other	14.9	(4.7)	71.2	41.6

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	14.3	(3.7)	(16.8)	(228.8)

Effect of exchange rate changes on cash and cash equivalents	4.0	1.0	8.1	4.1

CHANGE IN CASH AND CASH EQUIVALENTS	$0.9	$53.0	$(245.7)	$(308.5)

Date:    July 19, 2007

Contact:     Katherine A. Owen

                  Vice President, Strategy and Investor Relations

                  269/385-2600